UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 12, 2023

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 12, 2023, Cadrenal Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, in a private placement priced at-the-market consistent with the rules of the Nasdaq Stock Market LLC (the “Private Placement”), (i) an aggregate of 1,300,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) in lieu of additional Shares, pre-funded warrants to purchase up to an aggregate of 2,985,715 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) accompanying warrants (the “Common Warrants”) to purchase up to an aggregate of 4,285,715 shares of Common Stock or Pre-Funded Warrants. The combined purchase price of each Share and accompanying Common Warrants is $1.75. The combined purchase price of each Pre-Funded Warrant and accompanying Common Warrants is $1.7499, which is equal to the Investor’s combined purchase price per Share and accompanying Common Warrants, minus the per share exercise price of each Pre-Funded Warrant of $0.0001.

The Private Placement closed on July 14, 2023. The Company received aggregate gross proceeds from the Private Placement of approximately $7.5 million, before deducting the placement agent commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement for working capital purposes.

Each Pre-Funded Warrant has an exercise price equal to $0.0001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full. Each Common Warrant will have an exercise price equal to $1.75 per share. The Common Warrants are exercisable at any time after their original issuance and will expire on the five and one-half (5.5) year anniversary of their issuance.

The Pre-Funded Warrants and the Common Warrants issued in the Private Placement provide that a holder of Pre-Funded Warrants or Common Warrants, as applicable, will not have the right to exercise any portion of its Pre-Funded Warrants or Warrants if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 9.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%. The Common Warrants may be exercised on a cashless basis if a registration statement registering the shares of Common Stock underlying the Common Warrants is not effective. The Pre-Funded Warrants may be exercised on a cashless basis. The exercise price and number of shares of Common Stock issuable upon exercise of the Common Warrant and pre-Funded Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events.

The Purchase Agreement prohibits, with certain limited exceptions, the Company for 60 days following the Effectiveness Deadline (as defined below) from issuing any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or filing any registration statement (other than the registration statement required pursuant to the Registration Rights Agreement, discussed below, or a registration statement on Form S-8).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to a letter agreement dated July 12, 2023 (the “Engagement Agreement”), H.C. Wainwright & Co., LLC (“HWC”) acted as placement agent for the Private Placement. Boustead Securities, LLC (“Boustead”) served as the financial advisor to the Company. The Company agreed to pay HWC a cash fee of 7.5% of the aggregate gross proceeds raised in the Private Placement, of which a portion was paid to Boustead, in addition to other advisory fees paid to Boustead, plus a management fee equal to 1.0% of the gross proceeds raised in the Private Placement and reimbursement of certain expenses and legal fees. Pursuant to the terms of the Engagement Agreement, the Company issued HCW warrants (the “Placement Agent Warrants”) to purchase an aggregate of 278,571 shares of Common Stock, which is equal to 6.5% of the shares of Common Stock sold in the Private Placement. The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price of $2.1875, which is equal to 125% of the offering price of the Shares and accompanying Common Warrants sold in the Private Placement.

Registration Rights Agreement

In connection with the Private Placement, the Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, dated July 12, 2023, pursuant to which the Company agreed to register for resale the Shares and the issuance of the shares of common stock underlying the Common Warrants and Pre-Funded Warrants held by the Investor (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the Shares and issuance of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Warrants by the Investor of the Registrable Securities within 15 days following the date of the Registration Rights Agreement (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective (the “Effectiveness Deadline”) as soon as practicable (but no later than the 45th calendar day following the date of the Registration Rights Agreement or, in the event the Securities and Exchange Commission (the “SEC”) reviews and has written comments to the registration statement, the 75th calendar day following the date of the Registration Rights Agreement) and to keep such registration statement effective until the date the Shares and the shares of Common Stock underlying the Common Warrants and Pre-Funded Warrants covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed by the Filing Deadline, including filing the registration statement without affording the Investor the opportunity to review and comment thereon or the Company subsequently withdraws the filing of the registration statement (ii) the Company fails to file with the SEC a request for acceleration of a registration statement within five (5) trading days of the date that the Company is notified by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, (iii) prior to the effective date of a registration statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such registration statement within twenty (20) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such registration statement to be declared effective; (iv) the registration statement has not been declared effective prior to Effectiveness Deadline, or (v) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or the Company’s failure to update such registration statement, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by the Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to an aggregate maximum cap of 6%.

The Company has granted the Investor customary indemnification rights in connection with the registration statement. The Investor has also granted the Company customary indemnification rights in connection with the registration statement.

Lock-Up Agreement

In connection with the Private Placement, the Company and the directors and officers of the Company have agreed to enter into a lock-up agreement (the “Lock-Up Agreement”) which restricts the sale, pledge or transfer of the shares of common stock held by such directors and officers for a period of 60 days following the Effectiveness Deadline.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Common Warrants, the Placement Agent Warrants, the Registration Rights Agreement and the Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 10.2, and 10.3 hereto, respectively, and incorporated by reference herein.

Item 3.02. Unregistered Shares of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investor in the Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investor represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01. Other Events.

On July 12, 2023, the Company issued a press release announcing the pricing of the Private Placement described above. The press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On July 14, 2023, the Company issued a press release announcing the closing of the Private Placement described above. The press release issued in connection with this announcement is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement, dated July 12, 2023, by and between Cadrenal Therapeutics, Inc. and the purchaser party thereto
10.2	Form of Registration Rights Agreement by and between Cadrenal Therapeutics, Inc. and the purchaser party thereto
10.3	Form of Lock-Up Agreement
99.1	Press Release of Cadrenal Therapeutics, Inc. dated July 12, 2023
99.2	Press Release of Cadrenal Therapeutics, Inc. dated July 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2023	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang Pham
	Name:	Quang Pham
	Title:	Chairman and Chief Executive Officer

3